UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2008

BRISHLIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Colorado	333-146561	20-2835920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 17th Street, Suite 2800 Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant's telephone number including area code: (720) 359-1591

5525 Erindale Dr., Suite 201 Colorado Springs, CO 80918
(Former Name or Former Address, if Changed Since Last Report.)

        Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [_]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [_]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [_]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [_]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition of Disposition of Assets

On September 10, 2008 Brishlin Resources, Inc. acquired approximately 89% of the outstanding shares of Synergy Resources Corporation in exchange for 8,902,500 shares of its common stock and 1,042,500 Series A warrants.

In contemplation of the acquisition, the shareholders of Brishlin, at a special meeting held on September 8, 2008, approved a 10-for-1 reverse split of Brishlin’s common stock and approved a resolution to change Brishlin’s name to Synergy Resources Corporation. As a result of the reverse stock split, Brishlin had 1,038,000 outstanding shares of common stock at the time of the acquisition of Synergy.

The reverse stock split and name change will become effective on the OTC Bulletin Board on a date to be determined by the Corporate Data Operations Division of NASDAQ.

Each shareholder of Brishlin immediately prior to the acquisition of Synergy will receive one Series A warrant for each post-split share which they own in Brishlin. However, the warrants will not be issued until a registration statement covering the warrants, as well as the shares issuable upon the exercise of the warrants, has been filed and declared effective by the Securities and Exchange Commission.

Shareholders of Brishlin immediately prior to the acquisition of Synergy will be entitled to the Series A warrants when they are issued, even if they subsequently sell their shares.

The Series A warrants issued to the Synergy shareholders, and the Series A warrants to be issued to the Brishlin shareholders, have the same terms.

Each Series A Warrant will entitle the holder to purchase one share of the Company’s common stock at a price of $6.00 per share. The Series A Warrants expire on the earlier of December 31, 2012 or twenty days following written notification from the Company that its common stock had a closing bid price at or above $7.00 for any ten of twenty consecutive trading days.

Brishlin plans to acquire the remaining shares of Synergy in a separate transaction and then began an active drilling program in the Denver-Julesburg (“D-J”) basin in northeast Colorado.

Synergy Resources was incorporated in Colorado in December 2007. As of the date of the acquisition by Brishlin, Synergy’s only asset was approximately $2,500,000 in cash that it raised from private investors.

Synergy has a letter of intent with Petroleum Management, LLC, a firm controlled by Ed Holloway and William E. Scaff, Jr., which provides Synergy with the option to acquire working interests in oil and gas leases which are owned by Petroleum Management. The oil and gas leases cover 640 acres in Weld County, Colorado and, subject to certain conditions, will be transferred to Synergy for payment of $1,000 per net mineral acre. The working interests in the leases vary but the net revenue interest in the leases, if acquired by Synergy, will not be less than 75%.

Following the acquisition of Synergy, Ed Holloway, William E. Scaff, Jr., Benjamin Barton and Rick Wilbur were appointed to the Company's Board of Directors. Bill M. Conrad and Ray McElhaney remain as directors of the Company.

The following provides information concerning the management and principal shareholders of the Company following the acquisition of Synergy:

Management

Name	Age	Position
Edward Holloway	56	President, Chief Executive Officer and a Director
William E. Scaff, Jr.	51	Vice President, Secretary, Treasurer and a Director
Frank L. Jennings	56	Principal Financial Officer
Benjamin J. Barton	44	Director
Rick Wilber	60	Director
Raymond E. McElhaney	52	Director
Bill M. Conrad	52	Director

The principal occupations of these persons during the past several years are as follows:

Edward Holloway – Mr. Holloway has been an officer and director of Synergy since June 11, 2008. Mr. Holloway co-founded Cache Exploration Inc., an oil and gas exploration and development company that drilled over 350 wells. In 1987 Mr. Holloway sold the assets of Cache Exploration to LYCO Energy Corporation. He rebuilt Cache Exploration and sold the entire company to Southwest Energy a decade later. In 1997 Mr. Holloway co-founded, and since that date has co-managed, Petroleum Management, LLC, a company engaged in the exploration, operations, production and distribution of oil and natural gas. In 2001 Mr. Holloway co-founded, and since that date has co-managed, Petroleum Exploration and Management, LLC, a company engaged in the acquisition of oil and gas leases and the production and sale of oil and natural gas. Mr. Holloway holds a degree in Business Finance from the University of Northern Colorado and is a past president of the Colorado Oil & Gas Association.

William E. Scaff, Jr. – Mr. Scaff has been an officer and director of Synergy since June 11, 2008. Between 1980 and 1990 Mr. Scaff oversaw financial and credit transactions for Dresser Industries, a Fortune 50 oilfield equipment company. Immediately after serving as an executive with TOTAL Petroleum between 1990 and 1997, Mr. Scaff co-founded, and since that date co-managed, Petroleum Management, LLC, a company engaged in the exploration, operations, production and distribution of oil and natural gas. In 2001 Mr. Scaff co-founded, and since that date has co-managed, Petroleum Exploration and Management, LLC, a company engaged in the acquisition of oil and gas leases and the production and sale of oil and natural gas. Mr. Scaff holds a degree in Finance from the University of Colorado. Frank L. Jennings – Since 2001, Mr. Jennings has been an independent consultant providing managing and financial services primarily to smaller public companies. From 2000 to 2005, he served as the Chief Financial Officer and a director of Global Casinos, Inc., a publicly traded corporation, and from 2001 o 2005, he served as Chief Financial Officer and a director of OnSource Corporation, now known as Ceragenix Pharmaceuticals, Inc., also a publicly traded corporation.

Benjamin J. Barton – Mr. Barton has been a director of Synergy since June 11, 2008. Prior to earning an MBA in Finance from UCLA, Mr. Barton received his BS degree in Political Science from Arizona State University. Between 2003 and 2005 Mr. Barton was a private wealth manager with Merrill Lynch. Since 1986 Mr. Barton has been active in all aspects of venture capital and public stock offerings. Since 2005 Mr. Barton has been the Managing Director of Strategic Capital Partners, LLC, a private investment company specializing in energy companies.

Rick A. Wilber – Since 1984 Mr. Wilber has been a private investor in, and a consultant to, numerous development state companies. In 1974 Mr. Wilber was co-founder of Champs Sporting Goods, a retail sporting goods chain, and served as its President from 1974-1984. He has been a Director of Ultimate Software Group Inc. since October 2002 and serves as a member of its audit and compensation committees. Mr. Wilber was a director of Ultimate Software Group between October 1997 and May 2000. He served as a director of Royce Laboratories, Inc., a pharmaceutical concern, from 1990 until it was sold to Watson Pharmaceuticals, Inc. in April 1997 and was a member of its compensation committee.

Raymond E. McElhaney.   Mr. McElhaney has been a director of Brishlin since May 2005, and prior to the acquisition of Synergy was Brishlin’s President and Chief Executive Officer. Mr. McElhaney began his career in the oil and gas industry in 1983 as founder and President of Spartan Petroleum and Exploration, Inc. Mr. McElhaney also served as a chairman and secretary of Wyoming Oil & Minerals, Inc., a publicly traded corporation, from February 2002 until 2005. From 2000 to 2003 he served as vice president and secretary of New Frontier Energy, Inc., a publicly traded corporation. McElhaney is a co-founder of MCM Capital Management Inc., a privately held financial management and consulting company formed in 1990, and has served as its president of that company since inception.

Bill M. Conrad.    Mr. Conrad has been a director of Brishlin since May 2005, and prior to the acquisition of Synergy was Brishlin’s Vice President and Secretary. Mr. Conrad has been involved in several aspects of the oil & gas industry over the past 20 years. From February 2002 until June 2005, Mr. Conrad served as president and a director of Wyoming Oil & Minerals, Inc., and from 2000 until April 2003, he served as vice president and a director of New Frontier Energy, Inc. Since June 2006, Mr. Conrad has served as a director of Gold Resource Corporation, a publicly traded corporation engaged in the mining industry. In 1990, Mr. Conrad co-founded MCM Capital Management Inc. and has served as its vice president since that time.

Synergy has employee agreements with Ed Holloway and William E. Scaff Jr. Each employment agreement provides that the employee will be paid a monthly salary of $12,500 and requires the employee to devote approximately 80% of his time to Synergy’s business. The employment agreements expire on June 11, 2010 but may be terminated sooner by Synergy as a result of the employee’s disability or for cause.

Synergy has a consulting agreement with Energy Capital, a firm controlled by John Barton and Benjamin J. Barton. Synergy has agreed to pay Energy Capital $30,000 per month for assisting Synergy with raising capital and investor relations services. The consulting agreement ends on May 31, 2009 but may be terminated by Synergy at an earlier date under certain conditions.

Pursuant to the terms of an Administrative Services Agreement between Synergy and Petroleum Management, LLC, Petroleum Management provides Synergy with office space and equipment storage in Platteville, Colorado, as well as secretarial, word processing, telephone, fax, email and related services for a fee of $20,000 per month. Either party may terminate the Administrative Service Agreement upon 30-days notice. Petroleum Management is controlled by Ed Holloway and William E. Scaff, Jr.

Principal Shareholders

Name	Number of Shares Owned		Percent of Class (1)
Ed Holloway	2,070,000	(2)	18.8%
William E. Scaff, Jr.	2,070,000	(3)	18.8%
Strategic Capital Partners	600,000	(4)	5.4%
John Staiano	600,000	(5)	5.4%
Synergy Energy Trust	1,900,000	(6)	17.3%
Raymond E. McElhaney	271,000	(7)	2.3%
Bill M. Conrad	247,000		2.1%

(1)	Assumes acquisition of all remaining shares of Synergy and no Series A warrants are exercised.
(2)	Shares are held of record by various trusts and limited liability companies controlled by Mr. Holloway. Mr. Holloway resigns or is removed for cause as an officer of this Company prior to June 11, 2009, then 2,070,000 shares will be forfeited, returned to the Company and cancelled. However, if the Employment Agreement with Mr. Holloway is terminated prior to June 11, 2009 due to Mr. Holloway’s disability, only 1,035,000 shares will be forfeited. If Mr. Holloway resigns due to the Company’s intentional interference with his duties, the resignation will not result in any forfeiture of his shares.
(3)	Shares are held of record by various trusts and limited liability companies controlled by Mr. Scaff. If Mr. Scaff resigns or is removed for cause as an officer of this Company prior to June 11, 2009, then 2,070,000 shares will be forfeited, returned to the Company and cancelled. However, if the Employment Agreement with Mr. Scaff is terminated prior to June 11, 2009 due to Mr. Scaff’s disability, only 1,035,000 shares will be forfeited. If Mr. Scaff resigns due to the Company’s intentional interference with his duties, the resignation will not result in any forfeiture of his shares.
(4)	Shares are held of record by a trust and a partnership controlled by Mr. Barton.

(5)	Shares are held of record by a trust and a limited liability company controlled by Mr. Staiano.
(6)	The shares held by the Synergy Energy Trust may be issued at the discretion of John Barton, the trustee, to any person who introduces potential investors to the Company, or who otherwise provides the Company with significant benefits. John Barton is the father of Benjamin J. Barton, a director of the Company.
(7)	Includes 45,000 shares held for the benefit of Michelle C. McElhaney and 45,000 shares held by Mr. McElhaney’s spouse, Tamara McElhaney, for the benefit of Caitlin M. McElhaney.

Mr. McElhaney and Mr. Conrad, due to their share ownership in Brishlin immediately prior to the acquisition of Synergy, will receive 271,000 and 247,000 Series A warrants, respectively.

In connection with the acquisition of Synergy, Brishlin issued options to the persons shown below in exchange for options previously issued by Synergy. The terms of the options issued by Brishlin are identical to the terms of the Synergy options.

Name	Shares Issuable Upon Exercise of Options	Exercise Price	Expiration Date
Ed Holloway (1)	1,000,000	$1.00	6-11-13
William E. Scaff, Jr. (2)	1,000,000	$1.00	6-11-13
Ed Holloway (1)	1,000,000	$10.00	6-11-13
William E. Scaff, Jr. (2)	1,000,000	$10.00	6-11-13

(1)	Options are held of record by a limited liability company controlled by Mr. Holloway.
(2)	Options are held of record by a limited liability company controlled by Mr. Scaff.

Item 3.02   Unregistered Sales of Equity Securities

Brishlin relied upon the exemption provided by Rule 506 of the Securities and Exchange Commission with respect to the shares issued to the shareholders of Synergy Resources Corporation. See Item 2.01 of this report.

Item 5.01    Changes in Control of Registrant

See Item 2.01 of this report.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

See Item 2.01 of this report.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

See Item 2.01 of this report.

Item 9.01     Financial Statements and Exhibits

The audited financial statements of Synergy Resources Corporation, as well as pro forma financial statements reflecting the acquisition of Synergy, will be filed as an amendment to this report.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISHLIN RESOURCES, INC.
Date: September 12, 2008	By:	/s/ Ed Holloway Ed Holloway, President